RYAM Reports Fourth Quarter 2025 Results
•Net Sales for the fourth quarter of $417 million, down $5 million from prior year quarter
•Loss from Continuing Operations for the fourth quarter of $21 million, a decline of $5 million from prior year quarter
•Adjusted EBITDA from Continuing Operations for the fourth quarter of $46 million, down $5 million from prior year quarter
•Total Debt of $779 million and Net Secured Debt of $715 million with a covenant net secured leverage ratio of 3.9 times
•Year-to-date Cash Provided by Operating Activities of $24 million; negative Adjusted Free Cash Flow of $88 million
JACKSONVILLE, Fla., March 3, 2026 — Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) today reported results for its fourth quarter and year ended December 31, 2025.
“2025 was a challenging year for RYAM,” said Scott Sutton, President and Chief Executive Officer of RYAM. “Various disruptions and a difficult demand environment pressured volumes, earnings and cash generation, and we delivered full-year revenue of $1.5 billion, Adjusted EBITDA of $133 million and negative Adjusted Free Cash Flow of $88 million — performance we are not satisfied with and cannot repeat.
“In 2026, our focus is sharpening around disciplined execution and cash. Our priorities are clear: deliver positive free cash flow, assert our leadership in Cellulose Specialties and drive year-over-year EBITDA improvement across every business. In Cellulose Specialties, we have the market position to lead, and we are taking value-based pricing actions to earn the returns our products deserve; as we execute, volumes will be pressured early in the year as customers adjust ordering and inventory positions. At the same time, we are tightening working capital, addressing our fixed cost structure and prioritizing and reducing CapEx relative to 2025 — focusing spend on essential maintenance and the highest-return projects. This is the path to converting improved EBITDA into cash, rebuilding a healthier operating base and positioning RYAM for stronger performance in 2027 and beyond.”
Sutton added, “Our employees are aligned and engaged behind an execution-focused operating model aimed at restoring cash generation, strengthening our leadership positions and lifting people.”
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Fourth Quarter 2025 Financial Results
The Company reported a loss from continuing operations and net loss each of $21 million, or $(0.32) per diluted share, for the quarter ended December 31, 2025 and a loss from continuing operations and net loss each of $16 million, or $(0.25) per diluted share, for the quarter ended December 31, 2024.
Beginning in January 2025, the Company reorganized its former High Purity Cellulose operating segment into three separate businesses: Cellulose Specialties, Biomaterials and Cellulose Commodities. No changes were made to the composition of the Paperboard and High-Yield Pulp operating segments. Prior period segment results have been recast to align with this new segment reporting structure.
Net sales were comprised of the following for the periods presented:

	Three Months Ended
(in millions)	December 31, 2025	September 27, 2025	December 31, 2024
Cellulose Specialties	$249	$204	$243
Biomaterials	10	8	8
Cellulose Commodities	94	85	88
Paperboard	44	39	60
High-Yield Pulp	28	24	32
Eliminations	(8)	(7)	(9)
Net sales	$417	$353	$422
Operating income was comprised of the following for the periods presented:

	Three Months Ended
(in millions)	December 31, 2025	September 27, 2025	December 31, 2024
Cellulose Specialties	$51	$49	$49
Biomaterials	2	1	2
Cellulose Commodities	(20)	(13)	(20)
Paperboard	(1)	(4)	4
High-Yield Pulp	(6)	(10)	(8)
Corporate	(15)	(14)	(16)
Operating income	$11	$9	$11
Cellulose Specialties
Net sales for the fourth quarter increased $6 million, or 2 percent, compared to the same prior year quarter driven by a 7 percent increase in average sales price that was primarily due to negotiated price increases and sales mix. Partially offsetting the increase in average sales price was a 4 percent decrease in sales volumes driven by larger customer orders in 2024 as a result of the indefinite suspension of Temiscaming cellulose operations.
Operating income for the fourth quarter increased $2 million, or 4 percent, compared to the same prior year quarter driven by the higher average sales price, lower costs due to the 2024 indefinite suspension of Temiscaming cellulose operations and the prior year impact of the fire at the Jesup plant. Partially offsetting these improvements were the lower sales volumes and a $7 million energy cost benefit from sales of excess emission allowances in 2024, the current year sales of which occurred in the third quarter.
Biomaterials
Net sales for the fourth quarter increased $2 million, or 25 percent, compared to the same prior year quarter primarily driven by higher lignosulfonates and bioethanol sales, as the new bioethanol facility had not yet fully ramped up in 2024 and lignosulfonate powder production was halted during this time to assist in stabilizing bioethanol production.
Operating income for the fourth quarter was flat compared to the same prior year quarter as the increase in net sales was offset by increases in various operating costs.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Cellulose Commodities
Net sales for the fourth quarter increased $6 million, or 7 percent, compared to the same prior year quarter driven by a 2 percent increase in both average sales price and sales volumes due to product mix and sales timing.
Operating loss for the fourth quarter was flat compared to the same prior year quarter as the higher sales, lower wood costs, lower costs due to the indefinite suspension of Temiscaming cellulose operations, the prior year impact of the fire at the Jesup plant and the impact of the timing of planned maintenance outages compared to the prior year quarter were offset by higher logistics costs and higher energy costs that were due, in part, to a $3 million energy cost benefit from sales of excess emission allowances in 2024, the current year sales of which occurred in the third quarter.
Paperboard
Net sales for the fourth quarter decreased $16 million, or 27 percent, compared to the same prior year quarter. Average sales price and sales volumes decreased 9 percent and 19 percent, respectively, driven by mix and continued pressure from new U.S. capacity.
Operating results for the fourth quarter declined $5 million, or 125 percent, compared to the same prior year quarter driven by the lower sales and the impacts of the current quarter market-driven downtime and the timing of planned maintenance outages compared to the prior year quarter, partially offset by lower purchased pulp and energy costs.
High-Yield Pulp
Net sales for the fourth quarter decreased $4 million, or 13 percent, compared to the same prior year quarter. Average sales price and sales volumes decreased 7 percent and 6 percent, respectively, driven by lower demand, including in China where demand for all grades of market pulp were down, continued oversupply of domestic high-yield pulp in China and the timing of shipments, primarily related to shipping challenges to customers in India.
Operating loss for the fourth quarter improved $2 million, or 25 percent, compared to the same prior year quarter driven by lower key input and certain fixed costs, partially offset by the lower sales and the impact of the current quarter market-driven downtime.
Corporate
Operating loss for the fourth quarter improved $1 million, or 6 percent, compared to the same prior year quarter primarily driven by lower variable compensation costs, partially offset by unfavorable foreign exchange rates and higher environmental remediation expense.
Non-Operating Income & Expense
Included in non-operating results in the quarter ended December 31, 2025 were charges of $3 million related to the Company’s discontinued involvement in the AGE project, a $2 million pension settlement loss and a $1 million increase to the liability related to SWEN’s put option fair value remeasurement. Foreign exchange rate fluctuations resulted in a $2 million unfavorable impact when comparing the fourth quarters of 2025 and 2024.
Liquidity
The Company ended the fourth quarter with $157 million of global liquidity, including $75 million of cash, $72 million of borrowing capacity under the ABL Credit Facility and $10 million of availability under the France factoring facility.
As of December 31, 2025, the Company’s consolidated net secured leverage ratio was 3.9 times covenant EBITDA.
Conference Call Information
RYAM will host a conference call and live webcast at 9:00 a.m. ET on Wednesday, March 4, 2026, to discuss these results. Supplemental materials and access to the live audio webcast will be available at www.RYAM.com. A replay of this webcast will be archived on the Company’s website shortly after the call.
Investors may listen to the conference call by dialing (800) 715-9871 (U.S. & Canada Toll-Free) or +1 (646) 307-1963 (International) and entering Conference ID 3159397. An audio replay of the teleconference will be available one hour after the call ends until 11:59 p.m. ET Wednesday, March 11, 2026. To access the replay, please dial +1 (800) 770-2030 (U.S. & Canada toll-free) or +1 (609) 800-9909 (International) and enter Playback ID 3159397 followed by the # key.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

About RYAM
RYAM is a global leader of cellulose and derivatives commonly used in the production of filters, food, pharmaceuticals, high performance plastics, propellants and various industrial applications. RYAM’s specialized assets, capable of creating the world’s leading cellulose specialties products, are also used to produce cellulose viscose pulp, cellulose fluff pulp, high-yield pulp and various value-added derivatives, including paperboard, biofuels, bioelectricity and lignin. With manufacturing operations in the U.S., Canada and France, RYAM generated $1.5 billion of revenue in 2025. More information is available at www.RYAM.com.
Contacts

Media	Ryan Houck	904-357-9134
Investors	Mickey Walsh	904-357-9162
Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “target,” “believe,” “intend,” “plan,” “forecast,” “anticipate,” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to various risks and uncertainties. All statements made in this earnings release are made only as of the date set forth at the beginning of this release. The Company undertakes no obligation to update the information made in this release in the event facts or circumstances change after the date of this release. The Company has not filed its Form 10-K for the year ended December 31, 2025. As a result, all financial results described in this earnings release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time the Company files its Form 10-K.
The Company’s operations are subject to a number of risks, including, but not limited to, those listed below. When considering an investment in the Company’s securities, you should carefully read and consider these risks, together with all other information in the Company’s Annual Report on Form 10-K and other filings and submissions to the SEC, which provide more information and detail on the risks described below. If any of the events described in the following risk factors occur, the Company’s business, financial condition, operating results and cash flows, as well as the market price of the Company’s securities, could be materially adversely affected. These risks and events include, without limitation: Macroeconomic and Industry Risks The Company’s business, financial condition and results of operations could be adversely affected by disruptions in the global economy caused by geopolitical instability and related impacts. The businesses the Company operates are highly competitive and many of them are cyclical, which may result in fluctuations in pricing and volume that can materially adversely affect the Company’s business, financial condition, results of operations and cash flows. Changes in the availability and price of raw materials and energy and continued inflationary pressure could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is subject to material risks associated with doing business outside of the United States. Foreign currency exchange fluctuations may have a material adverse impact on the Company’s business, financial condition and results of operations. Restrictions on trade through tariffs, countervailing and anti-dumping duties, quotas and other trade barriers, in the United States and internationally, could materially adversely affect the Company’s ability to access certain markets. Business and Operational Risks The Company’s ten largest customers represented a significant portion of the Company’s 2025 revenue and the loss of all or a substantial portion of revenue from these customers would likely have a material adverse effect on the Company’s business. A material disruption at any of the Company’s manufacturing plants could prevent the Company from meeting customer demand, reduce sales and profitability, increase the cost of production and capital needs, or otherwise materially adversely affect the Company’s business, financial condition and results of operations. Unfavorable changes in the availability of, and prices for, wood fiber may have a material adverse impact on the Company’s business, financial condition and results of operations. The Company depends on third parties for transportation services and unfavorable changes in the cost and availability of transportation could materially adversely affect the Company’s business. Substantial capital is required to maintain the Company’s production facilities, and the cost to repair or replace equipment, as well as the associated downtime, could materially adversely affect the Company’s business. The Company faces risks to its assets, including the potential for substantial impairment of long-lived assets. The Company may be required to recognize a significant non-cash charge to earnings if its recorded deferred tax assets are deemed unrealizable. Failure to maintain satisfactory labor relations could have a material adverse effect on the Company’s business. The Company depends on attracting and retaining key personnel, the loss of whom could materially adversely affect the Company’s business. Failure to meet the Company’s customers’ needs through the development of new products or the discovery of new applications for existing products, or the inability to protect the intellectual property underlying new products or applications, could have a material adverse impact on the Company’s business. Failure to integrate AI and similar advanced technologies into the Company’s business processes may materially adversely affect the Company’s competitive position and results of operations. Loss of Company intellectual property and sensitive data or disruption of manufacturing operations due to a cybersecurity incident could materially adversely impact the business. Challenges and uncertainties in executing the Company’s strategy to grow its Biomaterials business may adversely impact its business and financial results.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Regulatory and Environmental Risks The Company’s business is subject to extensive environmental laws, regulations and permits that may materially restrict or adversely affect how the Company conducts business and its financial results. The potential long-term impact of climate-related risks remain uncertain at this time. Regulatory measures to address climate change may materially restrict how the Company conducts business or adversely affect its financial results. Financial Risks The Company may need to make significant additional cash contributions to its retirement benefit plans if investment returns on pension assets are lower than expected or interest rates decline, and/or due to changes to regulatory, accounting and actuarial requirements. The Company has debt obligations that could materially adversely affect the Company’s business and its ability to meet its obligations. Covenants in the Company’s debt agreements may impair its ability to operate its business. Challenges in the commercial and credit environments may materially adversely affect the Company’s future access to capital. The Company may require additional financing in the future to meet its capital needs or to make acquisitions, and such financing may not be available on favorable terms, if at all, and may be dilutive to existing stockholders. Common Stock and Certain Corporate Matters Risks Stockholders’ ownership in RYAM may be diluted. Certain provisions in the Company’s amended and restated certificate of incorporation and bylaws, as well as Delaware law, could prevent or delay an acquisition of the Company, which could decrease the price of its common stock.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these statements except as is required by law.
Non-GAAP Financial Measures
This earnings release and the accompanying schedules contain certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Debt and Net Secured Debt. The Company believes these non-GAAP financial measures provide useful information to its Board of Directors, management and investors regarding its financial condition and results of operations. Management uses these non-GAAP financial measures to compare its performance to that of prior periods for trend analyses, to determine management incentive compensation and for budgeting, forecasting and planning purposes.
The Company does not consider these non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in the consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures are provided below. Non-GAAP financial measures are not necessarily indicative of results that may be generated in future periods and should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.

CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except share and per share information)

	Three Months Ended			Year Ended
	December 31, 2025	September 27, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$417	$353	$422	$1,466	$1,630
Cost of sales	(380)	(319)	(385)	(1,347)	(1,464)
Gross margin	37	34	37	119	166
Selling, general and administrative expense	(19)	(24)	(26)	(84)	(92)
Foreign exchange gain (loss)	(1)	1	6	(5)	7
Asset impairment	—	—	—	—	(25)
Indefinite suspension charges	(1)	1	(3)	(1)	(17)
Other operating income (expense), net	(5)	(3)	(3)	(25)	—
Operating income	11	9	11	4	39
Interest expense	(26)	(25)	(24)	(98)	(86)
Debt refinancing charges	—	—	(10)	—	(10)
Other income (expense), net	(2)	1	4	(1)	8
Loss from continuing operations before income tax	(17)	(15)	(19)	(95)	(49)
Income tax (expense) benefit	—	11	3	(323)	9
Equity in loss of equity method investment	(4)	—	—	(5)	(2)
Loss from continuing operations	(21)	(4)	(16)	(423)	(42)
Income from discontinued operations, net of tax	—	—	—	3	3
Net loss	(21)	(4)	(16)	(420)	(39)
Net income (loss) attributable to redeemable noncontrolling interest	—	—	—	—	—
Net loss attributable to RYAM	$(21)	$(4)	$(16)	$(420)	$(39)

Basic and Diluted earnings per common share
Loss from continuing operations	$(0.32)	$(0.07)	$(0.25)	$(6.37)	$(0.64)
Income from discontinued operations	—	—	—	0.04	0.05
Net loss	$(0.32)	$(0.07)	$(0.25)	$(6.33)	$(0.59)

Weighted average shares used in determining EPS - Basic and Diluted	67,005,593	67,000,882	65,929,272	66,782,262	65,748,775
A

Rayonier Advanced Materials Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$75	$125
Other current assets	493	476
Property, plant and equipment, net	1,015	1,019
Other assets	175	510
Total assets	$1,758	$2,130

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Debt due within one year	$21	$24
Other current liabilities	339	376
Long-term debt	758	706
Non-current environmental liabilities	173	160
Other liabilities	139	139
Redeemable noncontrolling interest	11	11
Stockholders’ equity	317	714
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,758	$2,130

B

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Year Ended
	December 31, 2025	December 31, 2024
Operating Activities
Net loss	$(420)	$(39)
Adjustments to reconcile net loss to cash provided by operating activities:
Income from discontinued operations, net of tax	(3)	(3)
Depreciation and amortization	134	137
Asset impairment	—	25
Deferred income tax expense (benefit)	322	(10)
Changes in working capital and other assets and liabilities	(43)	82
Other	34	11
Cash provided by operating activities	24	203

Investing Activities
Capital expenditures, net of proceeds from sale of property, plant and equipment	(116)	(108)
Proceeds related to insurance claims	4	—
Investment in equity method investments	(2)	—
Cash used in investing activities	(114)	(108)

Financing Activities
Changes in debt principal balance	33	(32)
Debt issuance costs	—	(24)
Contribution from redeemable noncontrolling interest	—	16
Other	(3)	(2)
Cash provided by (used in) financing activities	30	(42)

Net increase (decrease) in cash and cash equivalents	(60)	53
Net effect of foreign exchange on cash and cash equivalents	10	(4)
Balance, beginning of period	125	76
Balance, end of period	$75	$125
C

Rayonier Advanced Materials Inc.
Average Sales Price and Sales Volumes
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2025	September 27, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Average Sales Price ($ per metric ton)
Cellulose Specialties	$1,875	$1,873	$1,748	$1,830	$1,742
Cellulose Commodities	$806	$893	$788	$862	$829
Paperboard	$1,272	$1,256	$1,394	$1,300	$1,390
High-Yield Pulp (external sales)	$487	$501	$523	$504	$553

Sales Volume (‘000s of metric tons)
Cellulose Specialties	128	105	134	454	504
Cellulose Commodities	111	93	109	352	405
Paperboard	35	31	43	138	164
High-Yield Pulp (external sales)	46	35	49	172	182

D

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(in millions)
EBITDA and Adjusted EBITDA by Segment(a)

	Three Months Ended December 31, 2025
	Cellulose Specialties	Biomaterials	Cellulose Commodities	Paperboard	High-Yield Pulp	Corporate	Total
Income (loss) from continuing operations	$51	$(2)	$(19)	$(1)	$(5)	$(45)	$(21)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	51	(2)	(19)	(1)	(5)	(45)	(21)
Depreciation and amortization	19	1	12	5	—	1	38
Interest expense, net	—	—	—	—	—	26	26
Income tax expense	—	—	—	—	—	—	—
EBITDA-continuing operations attributable to RYAM	70	(1)	(7)	4	(5)	(18)	43
Pension settlement loss	—	—	—	—	—	2	2
Indefinite suspension charges	—	—	1	—	—	—	1
Adjusted EBITDA-continuing operations attributable to RYAM	$70	$(1)	$(6)	$4	$(5)	$(16)	$46

	Three Months Ended September 27, 2025
	Cellulose Specialties	Biomaterials	Cellulose Commodities	Paperboard	High-Yield Pulp	Corporate	Total
Income (loss) from continuing operations	$50	$—	$(13)	$(3)	$(10)	$(28)	$(4)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	50	—	(13)	(3)	(10)	(28)	(4)
Depreciation and amortization	16	1	11	4	1	1	34
Interest expense, net	—	—	—	—	—	24	24
Income tax benefit	—	—	—	—	—	(11)	(11)
EBITDA-continuing operations attributable to RYAM	66	1	(2)	1	(9)	(14)	43
Indefinite suspension charges	—	—	(1)	—	—	—	(1)
Adjusted EBITDA-continuing operations attributable to RYAM	$66	$1	$(3)	$1	$(9)	$(14)	$42

	Three Months Ended December 31, 2024
	Cellulose Specialties	Biomaterials	Cellulose Commodities	Paperboard	High-Yield Pulp	Corporate	Total
Income (loss) from continuing operations	$49	$2	$(20)	$5	$(8)	$(44)	$(16)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	49	2	(20)	5	(8)	(44)	(16)
Depreciation and amortization	17	1	10	5	—	1	34
Interest expense, net	—	—	—	—	—	23	23
Income tax benefit	—	—	—	—	—	(3)	(3)
EBITDA-continuing operations attributable to RYAM	66	3	(10)	10	(8)	(23)	38
Indefinite suspension charges	—	—	3	—	—	—	3
Debt refinancing charges	—	—	—	—	—	10	10
Adjusted EBITDA-continuing operations attributable to RYAM	$66	$3	$(7)	$10	$(8)	$(13)	$51
E

	Year Ended December 31, 2025
	Cellulose Specialties	Biomaterials	Cellulose Commodities	Paperboard	High-Yield Pulp	Corporate	Total
Income (loss) from continuing operations	$161	$—	$(54)	$(6)	$(29)	$(495)	$(423)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	161	—	(54)	(6)	(29)	(495)	(423)
Depreciation and amortization	67	3	40	20	2	2	134
Interest expense, net	—	—	—	—	—	96	96
Income tax expense	—	—	—	—	—	323	323
EBITDA-continuing operations attributable to RYAM	228	3	(14)	14	(27)	(74)	130
Pension settlement loss	—	—	—	—	—	2	2
Indefinite suspension charges	—	—	1	—	—	—	1
Adjusted EBITDA-continuing operations attributable to RYAM	$228	$3	$(13)	$14	$(27)	$(72)	$133

	Year Ended December 31, 2024
	Cellulose Specialties	Biomaterials	Cellulose Commodities	Paperboard	High-Yield Pulp	Corporate	Total
Income (loss) from continuing operations	$184	$6	$(113)	$33	$(7)	$(145)	$(42)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	184	6	(113)	33	(7)	(145)	(42)
Depreciation and amortization	72	2	44	15	2	2	137
Interest expense, net	—	—	—	—	—	84	84
Income tax benefit	—	—	—	—	—	(9)	(9)
EBITDA-continuing operations attributable to RYAM	256	8	(69)	48	(5)	(68)	170
Asset impairment	—	—	25	—	—	—	25
Indefinite suspension charges	—	—	17	—	—	—	17
Debt refinancing charges	—	—	—	—	—	10	10
Adjusted EBITDA-continuing operations attributable to RYAM	$256	$8	$(27)	$48	$(5)	$(58)	$222

(a)EBITDA from continuing operations is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for items that management believes are not representative of core operations. EBITDA and Adjusted EBITDA are non-GAAP measures used by management, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management.
F

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures (Continued)
(Unaudited)
(in millions)
Adjusted Free Cash Flow(a)

	Year Ended
	December 31, 2025	December 31, 2024
Cash provided by operating activities	$24	$203
Capital expenditures, net	(112)	(108)
Adjusted Free Cash Flow	$(88)	$95

(a)Beginning in the fourth quarter of 2025, Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for capital expenditures, net of proceeds from the sale of property, plant and equipment and insurance claims. Adjusted Free Cash Flow for the year ended December 31, 2024 has been recalculated according to this new definition. Adjusted Free Cash Flow is a non-GAAP measure of cash generated during a period that is available for dividend distribution, debt reduction, strategic acquisitions and repurchase of the Company’s common stock.
Adjusted Net Debt and Net Secured Debt(a)

	December 31, 2025	December 31, 2024
Debt due within one year	$21	$24
Long-term debt	758	706
Total debt	779	730
Unamortized premium, discount and issuance costs	41	48
Cash and cash equivalents	(75)	(125)
Adjusted Net Debt	745	653
Unsecured debt	(30)	(28)
Net Secured Debt	$715	$625

(a)Adjusted Net Debt is defined as the amount of debt after the consideration of debt premium, discount and issuance costs, less cash. Net Secured Debt is defined as Adjusted Net Debt less unsecured debt.
G